UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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MASS HYSTERIA ENTERTAINMENT COMPANY, INC.

(Name of Registrant as Specified in Its Charter)

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MASS HYSTERIA ENTERTAINMENT COMPANY, INC.

2920 W. Olive Avenue, Suite 208

Burbank, California 91505

(818) 459-8200

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

On October 3, 2014, Mass Hysteria Entertainment Company, Inc. (the “Company”) notified its stockholders of a stockholder action by written consent. In the notice and information statement sent on October 3, 2014, the Company indicated that its Board of Directors and the holders of a majority of the voting power of our voting stock had approved amendments to the Company’s amended and restated articles of incorporation (the “Articles”) that would have the effect of changing the Company’s corporate name and increasing its authorized capital stock from 2,010,000,000 to 3,010,000,000 shares. The Company disclosed that it expected that the amendments would become effective on or about October 23, 2014, at such time as a certificate of amendment to our Articles was filed with the Secretary of State of Nevada. On October 16, 2014, subsequent to distribution of the notice and information statement, our Board of Directors determined that it was in the best interest of the Company and its stockholders (i) to maintain the Company’s corporate name as Mass Hysteria Entertainment Company, Inc. and abandon its plan to change the corporate name, and (ii) to increase our authorized capital stock from 2,010,000,000 to 10,010,000,000 shares. Therefore, the Company did not effect the amendments to its Articles discussed in the notice and information statement dated October 3, 2014.

In addition, on October 16, 2014, the Company’s Board of Directors and stockholders holding a majority of the Company’s voting power took action by written consent to approve the following action:

1.	Amend our amended and restated articles of incorporation to increase our authorized capital stock from 2,010,000,000 to 10,010,000,000 shares.

Stockholders of record at the close of business on October 16, 2014 were notified on October 31, 2014 of this stockholder action by written consent. On November 20, 2014, an amendment to our articles of incorporate to accomplish this change was filed with the Secretary of State for Nevada.  Unfortunately, the advisory firm assisting with both the October 3, 2014 and the October 31, 2014 notifications and corporate actions, failed to take into account certain share reserves required in outstanding loan documents which the Company had previously undertaken, resulting in the Company being unable to reserve adequate common shares out of our authorized but unissued common shares to meet our legal reserve obligations, raising the threat of default on certain of the outstanding loans.

To correct the resulting deficiency and to avoid potential loan defaults, on December 2, 2014, the Company’s Board of Directors and stockholders holding a majority of the Company’s voting power took action by written consent to approve the following action:

1.	Amend our amended and restated articles of incorporation to increase our authorized capital stock from 10,010,000,000 to 15,010,000,000 shares.
2.

Amend our amended and restated articles of incorporation to provide that the Board of Directors may amend the Articles of Incorporation to increase the authorized common stock as needed, in its sole discretion, without further action or approval by the Company shareholders.

Because this action has been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. We anticipate that the above action will become effective on or about January 5, 2015, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement carefully. It describes the essential terms of the action to be taken.

Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the

SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Daniel Grodnik
Daniel Grodnik
Chief Executive Officer

Burbank, California
December 16, 2014

MASS HYSTERIA ENTERTAINMENT COMPANY, INC.

2920 W. Olive Avenue, Suite 208

Burbank, California 91505

(818) 459-8200

December 16, 2014

INFORMATION STATEMENT

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be mailed on or about December 16, 2014 to the stockholders of record, as of December 2, 2014 (the “Record Date”), of Mass Hysteria Entertainment Company, Inc., a Nevada corporation (hereinafter referred to as “we,” “us,” “our,” “Mass Hysteria” or the “Company”). This Information Statement is being circulated to advise stockholders of an action already approved and taken without a meeting by written consent of the stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action to be effective at least 20 days after the mailing of this Information Statement is as follows:

1.	Amend our amended and restated articles of incorporation to increase our authorized capital stock from 10,010,000,000 to 15,010,000,000 shares.
2.

Amend our amended and restated articles of incorporation to provide that the Board of Directors may amend the Articles of Incorporation to increase the authorized common stock as needed, in its sole discretion, without further action or approval by the Company shareholders.

On October 3, 2014, we notified our stockholders of stockholder actions by written consent. In the notice and information statement sent on October 3, 2014, we indicated that our board of directors and the holders of a majority of the voting power of our voting stock had approved amendments to our Articles that would have the effect of (i) changing our corporate name from Mass Hysteria Entertainment Company, Inc. to Remark Pictures, Inc. and (ii) increasing our authorized capital stock from 2,010,000,000 to 3,010,000,000 shares. We disclosed that we expected that the amendments would become effective on or about October 23, 2014, at such time as a certificate of amendment to our Articles was filed with the Secretary of State of Nevada. On October 16, 2014, subsequent to distribution of the notice and information statement, our board of directors determined that it is in our best interest and in our stockholders’ best interest (x) to maintain the Company’s corporate name as Mass Hysteria Entertainment Company, Inc. and abandon its plan to change the corporate name, and (y) to increase our authorized capital stock from 2,010,000,000 to 10,010,000,000 shares. Therefore, we did not effect the amendments to our Articles discussed in the notice and information statement distributed to stockholders on October 3, 2014.

In addition, on October 16, 2014, the Company’s Board of Directors and stockholders holding a majority of the Company’s voting power took action by written consent to approve the following action:

1.	Amend our amended and restated articles of incorporation to increase our authorized capital stock from 2,010,000,000 to 10,010,000,000 shares.

Stockholders of record at the close of business on October 16, 2014 were notified on October 31, 2014 of this stockholder action by written consent. On November 20, 2014, an amendment to our articles of incorporate to accomplish this change was filed with the Secretary of State for Nevada.  Unfortunately, the advisory firm assisting with both the October 3, 2014 and the October 31, 2014 notifications and corporate actions, failed to take into account certain share reserves required in outstanding loan documents which the Company had previously undertaken, resulting in the Company being unable to reserve adequate common shares out of our authorized but unissued common shares to meet our legal reserve obligations, raising the threat of default on certain of the outstanding loans.

To correct the resulting deficiency and to avoid potential loan defaults, on December 2, 2014, the Company’s Board of Directors and stockholders holding a majority of the Company’s voting power took action by written consent to approve the following action:

1.	Amend our amended and restated articles of incorporation to increase our authorized capital stock from 10,010,000,000 to 15,010,000,000 shares.
2.

Amend our amended and restated articles of incorporation to provide that the Board of Directors may amend the Articles of Incorporation to increase the authorized common stock as needed, in its sole discretion, without further action or approval by the Company shareholders.

Because this action (the “Share Increase Amendment”) has been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. We anticipate that the above action will become effective on or about January 5, 2015, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Share Increase Amendment will not be effective until at least 20 calendar days after the mailing of this Information Statement to Mass Hysteria stockholders. The Share Increase Amendment will be effective after the expiration of such 20-day period, pursuant to a certificate of amendment to our Articles filed with the Secretary of State of Nevada.

Stockholders of record on the Record Date who did not consent to the Share Increase Amendment are not entitled to dissenters’ rights under Nevada law.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on December 2, 2014, the Record Date, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 10,000,000,000 shares of common stock with a par value of $0.00001 per share and 10,000,000 shares of Series A preferred stock with a par value of $0.00001 per share. As of the Record Date, there were 1,833,384,071 shares of common stock issued and outstanding held by 95 holders of record, and there were 10,000 shares of Series A preferred stock issued and outstanding. Holders of our Series A preferred stock are not entitled to a liquidation preference.

Holders of our common stock are entitled to one vote per share. Holders of our Series A preferred stock are entitled to the number of votes on such matters equal to the product of (x) the number of shares of the Series A preferred stock held by such holder, (y) the number of issued and outstanding shares of our common stock on a fully diluted basis, as of the Record Date, and (z) 0.0002. The Series A preferred stock is not convertible, and holders of our Series A preferred stock are not entitled to a liquidation preference. The Series A preferred stock is entitled to 3,666,800,784 votes. Accordingly, there are 5,500,201,176 votes outstanding, voting together as a single class.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTER DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the action described in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes. Section 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the action disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of the Company’s voting power to approve the action described in this Information Statement.

The action described in this Information Statement cannot be taken until at least 20 calendar days after this Information Statement has first been sent or given to our stockholders, which is anticipated to be on December 16, 2014.  Accordingly, the action would be effective on January 5, 2015.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by Mass Hysteria.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

OUR BUSINESS

We were incorporated in Nevada on November 2, 2005 under the name “Michael Lambert, Inc.” Until 2009, we manufactured handbags.

 On August 5, 2009, pursuant to the terms of a Stock Purchase Agreement, Daniel Grodnik (our Chief Executive Officer) and certain affiliated parties purchased a total of 7,985 shares of our issued and outstanding common stock (the “Change of Control”). This constituted majority control of the Company. In addition to the shares purchased, the Company also issued 42,015 shares to Daniel Grodnik and certain affiliated parties in connection with the Change of Control. The total of 50,000 shares issued to Daniel Grodnik and the affiliated parties represented 74.6% of our outstanding common stock as of the effective date of the Change of Control.

In connection with the Change of Control, we changed our name to Mass Hysteria Entertainment Company, Inc. and also changed our business plan. We are now a development stage multi-media entertainment company created to produce feature films for theatrical, DVD, video on demand and television distribution with an interactive component for commercial, documentary and educational film market. Our plan is to eventually produce a minimum of two original interactive theatrical films annually, and also create a second screen (mobile) experience for non-Company films. In addition, we intend to continue creating traditional film and television projects.

The Company is entering a time of great change in the entertainment business. The motion picture business has had four significant revenue streams (theatrical, home video, cable and broadcast) since the early 1980s. Today, home video is in decline and new profit centers are opening up such as video-on-demand and internet portals that rely on micro-transactions. The Company plans to create movies that will take advantage of traditional revenue streams that are still viable, and at the same time, avail itself of those revenue streams that will define new media’s involvement in the film business. The Company has developed a mobile application that allows the user to interact with the film in live time.

Over the next 12 months, the Company hopes to develop at least one short film to be interactive with a custom built application (the “App”) and beta test it with a live audience. This could be a revenue source for the Company, depending on our ability to raise capital and generate interest in the experience. The App will allow audiences to interact, via their handset, with theatrical movies. We believe the App will provide a unique immersive quality that can offer each theatrical audience member a customizable and shareable movie entertainment experience. We recently agreed to end our relationship with our software development group to develop the App under the name

SideKickTM and instead expect to retain a new software developer to assist in developing the software under our own trade name in the near future.

During the fiscal quarter ended May 31, 2014, we also shifted our focus toward new television and film projects. To that end, we are in preliminary discussions with Lionsgate Television to produce a new TV reality series. We are also involved as an executive producer on a new film being financed by an Emmet/Furla Productions. It was announced at the recent Cannes Film Festival that Robert DeNiro has agreed to play a role in the film. The film does not yet have a start date. Both these projects are in the development stage, meaning there is no revenue being generated to the Company until (or if) they are set for production.

MATTER NO. 1: AMENDMENT OF ARTICLES TO INCREASE

OUR AUTHORIZED CAPITAL STOCK FROM 10,010,000,000 TO 15,010,000,000 SHARES

On December 2, 2014, our board of directors approved, subject to stockholder approval, an amendment of our Articles that will have the effect of increasing our authorized capital stock from 10,010,000,000 to 15,010,000,000 shares and to amend our Articles of Incorporation to provide that the Board of Directors may amend the Articles of Incorporation to increase the authorized common stock as needed, in its sole discretion, without further action or approval by the Company shareholders. (the “Share Increase Amendment”). Subsequent to our board of directors’ approval of the Share Increase Amendment, the holders of a majority of the voting power of our voting stock approved, by written consent, the Share Increase Amendment on December 2, 2014. We expect that the Share Increase Amendment will be effective on or about January 5, 2015, pursuant to a certificate of amendment to our Articles to be filed with the Secretary of State of Nevada.

Increase in Authorized Shares

We currently have authorized capital stock of 10,000,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of Series A preferred stock with a par value of $0.00001 per share. As of the Record Date, there were 1,833,384,071 shares of common stock issued and outstanding and 10,000 shares of Series A preferred stock issued and outstanding. When the Share Increase Amendment becomes effective, our authorized shares of common stock will increase from 10,000,000,000 to 15,000,000,000. Adoption of the Share Increase Amendment will not affect the number of authorized shares of Series A preferred stock. When the Share Increase Amendment becomes effective, there will be no immediate change in the number of issued and outstanding common shares. Although the Share Increase Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of our existing stockholders, any future issuance of additional authorized shares of our common stock may, among other things, dilute the earnings per share of our common stock and the equity and voting rights of those holding our common stock at the time the additional shares are issued.

Purposes of the Increase in Authorized Shares

Having an increased number of authorized but unissued shares of our capital stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The newly authorized common stock would be available for issuance from time to time as determined by our board of directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets.

On September 23, 2014, our board of directors and the holders of a majority of the voting power of our voting stock approved, among other things, an amendment to our Articles that would have had the effect of increasing our authorized common stock from 2,000,000,000 to 3,000,000,000, and providing us with 1,000,000,000 additional shares of authorized common stock. On October 3, 2014, we distributed to stockholders a notice and information statement discussing, among other things, this proposed share increase.

On October 16, 2014, subsequent to distribution of the notice and information statement on October 3, 2014, our board of directors determined that it was in our best interest and in our stockholders’ best interest not to effect the proposed Articles amendments. With respect to the then-proposed authorized share increase, subsequent to the distribution to stockholders of the notice and information statement on October 3, 2014, we determined that the proposed additional 1,000,000,000 shares of authorized common stock would not provide us with sufficient flexibility to take prompt action with respect to corporate opportunities that may develop.

Accordingly, on October 16, 2014, our board of directors and the holders of a majority of the voting power of our voting stock approved an amendment to our Articles that would have the effect of increasing our authorized common stock from 2,000,000,000 to 10,000,000,000, and providing us with 8,000,000,000 additional shares of authorized common stock. We believed this would place us in a better position to react quickly in response to corporate opportunities that may develop.

Unfortunately, the advisory firm assisting with both the October 3, 2014 and the October 31, 2014 notifications and corporate actions, failed to take into account certain share reserves required in outstanding loan documents which the Company had previously undertaken, resulting in the Company being unable to reserve adequate common shares out of our newly authorized but unissued common shares to meet our legal reserve obligations, raising the threat of default on certain of the outstanding loans.

To correct the resulting deficiency and to avoid potential loan defaults, on December 2, 2014, the Company’s Board of Directors and stockholders holding a majority of the Company’s voting power took action by written consent to approve the following action:

1.	Amend our amended and restated articles of incorporation to increase our authorized capital stock from 10,010,000,000 to 15,010,000,000 shares.
2.

Amend our amended and restated articles of incorporation to provide that the Board of Directors may amend the Articles of Incorporation to increase the authorized common stock as needed, in its sole discretion, without further action or approval by the Company shareholders.

Notwithstanding the foregoing, we have no obligation to issue such additional shares and there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of the additional shares to acquire another company or its assets, to raise funds for planned production activities or for any other corporate purpose stated.

Potential Anti-Takeover Effects of the Increase in Capital Stock

Any additional issuance of common stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of common stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The ability of our board of directors to issue such additional shares of common stock could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of common stock to persons whose interests are aligned with that of our board of directors could make it more difficult to remove incumbent officers and directors from office, even if such change were to be favorable to stockholders generally.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of our company with another company), the Share Change Amendment was not proposed or adopted in response to any effort of which we are aware to accumulate shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the board and our stockholders.

Our board believes that it is advisable and in the best interests of our company to have available additional authorized but unissued shares of common stock in an amount adequate to provide for our future needs. The unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions. We have no present plans or commitments for the issuance or use of the proposed shares of common stock in connection with any financing.

MATTER NO. 2: AMENDMENT OF ARTICLES TO AUTHORIZE THE INCREASE

IN AUTHORIZED COMMON STOCK WITHOUT SHARHOLDER VOTE

On December 2, 2014, our board of directors approved, subject to stockholder approval, an amendment of our Articles that will have the effect, among other matters, of providing that the Board of Directors may amend the Articles of Incorporation to increase the authorized common stock as needed, in its sole discretion, without further action or approval by the Company shareholders. Subsequent to our board of directors’ approval of the Share Increase Amendment, the holders of a majority of the voting power of our voting stock approved, by written consent, the Share Increase Amendment on December 2, 2014. We expect that the Share Increase Amendment will be effective on or about January 5, 2015, pursuant to a certificate of amendment to our Articles to be filed with the Secretary of State of Nevada.

Reasons for the Amendment

As a result of the substantial cost of amending our Articles of Incorporation to increase the authorized common shares, as detailed above, including the required notification to our shareholders notwithstanding the written consent of a majority of the shareholders vote entitled to vote on the amendments, our Board of Directors and shareholders holding a majority of the voting power of our outstanding stock, determined that it was in the best interests of the Company and its shareholders to allow the Board of Directors to amend our Articles of Incorporation in the future, in their discretion, to increase the number of shares of authorized common stock, without approval or other vote of the shareholders.  The sole purpose of this amendment is to expedite any such required amendments and to reduce the cost of undertaking shareholder notices otherwise required when shareholder majority consent has already been obtained.  The amendment only applies to increases in the authorized common stock and any other amendment to the Articles of Incorporation other than to effect an increase in authorized common shares will still require shareholder approval and notice.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	any director or officer of our Company,

●	any proposed nominee for election as a director of our Company, and

●	any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Share Increase Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 2, 2014 by the following persons:

●	each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock,

●	each of our directors and executive officers, and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from October 16, 2014, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from October 16, 2014.

Name and address				Number ofCommonSharesBeneficiallyOwned		PercentageOwned (1)	Number ofSeries AShares BeneficiallyOwned	PercentageOwned (2)	Percentageof TotalVotingPower (3)
Daniel Grodnik	193,244,571	(4)	10.5%	10,000	100%	70.2%
All officers and directors as a group (1 person)					193,244,571 (4)	10.5%	10,000	100%	70.2%

(1)	Calculated on the basis of 1,833,384,071 shares of common stock issued and outstanding.

(2)	Calculated on the basis of 10,000 shares of Series A preferred stock issued and outstanding.

(3)

Holders of our common stock are entitled to one vote per share, for a total of 1,833,384,071 votes. Holders of our Series A preferred stock are entitled to the number of votes on such matters equal to the product of (a) the number of shares of the Series A preferred stock held by such holder, (b) the number of issued and outstanding shares of Mass Hysteria’s common stock on a fully-diluted basis, as of the Record Date, and (c) 0.0002, for a total of 5,500,201,176 votes.

(4)	Includes 15,321 shares under presently exercisable options.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

ADDITIONAL INFORMATION

We are subject to the informational requirements of Section 15(d) of the Exchange Act. Accordingly, we file annual, quarterly and other reports and information with the SEC. The Company’s filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at www.masshysteriafilms.com. You may also read and copy, at SEC prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of these filings, at no cost, by writing to us at 2920 W. Olive Avenue, Suite 208, Burbank, CA 91505 or by telephoning us at (818) 459-8200.

Our principal executive office is located at 2920 W. Olive Avenue, Suite 208, Burbank, CA 91505. Our corporate website is www.masshysteriafilms.com and our phone number is (818) 459-8200.